Exhibit 10.28

LSB INDUSTRIES, INC.

RETENTION BONUS AGREEMENT

This LSB INDUSTRIES, INC., RETENTION BONUS AGREEMENT (the “Agreement”) is by and between LSB Industries, Inc., a Delaware corporation, (the “Company”) and [____________] (the “Employee”) effective as of the Effective Date.

WHEREAS, the Company recognizes the important goal of retaining the Employee as an employee of the Company and its successors, and

WHEREAS, in furtherance of that goal, the Company wishes to provide an additional financial incentive for the Employee to remain an employee of the Company for the period of time specified herein.

NOW, THEREFORE, the Company and the Employee agree as follows:

1.Purpose.  The purpose of this Agreement is to provide a financial incentive for the Employee to remain in the employ of the Employer.

2.Definitions.  The following terms when used herein shall have the meanings set forth below, unless the context clearly indicates to the contrary.

(a)“Board” means the Board of Directors of the Employer.

(b)“Cause” means, (i) a violation of the Company’s substance abuse policy; (ii) refusal or inability (other than by reason of death or disability) to perform the duties assigned to the Employee or unacceptable performance of the same; (iii) acts or omissions evidencing a violation of the Employee’s duties of loyalty and good faith; candor; fair and honest dealing; integrity; or full disclosure to the Company, as well as any acts or omissions which constitute self-dealing; (iv) disobedience of orders, policies, regulations, or directives issued to the Employee by the Company, including policies related to sexual harassment, discrimination, computer use or the like; (v) conviction or commission of a felony, a crime of moral turpitude, or a crime that could reasonably be expected to impair the Employee’s ability to perform the Employee’s job duties; (vi) revocation or suspension of any necessary license or certification; (vii) willful generation of materially incorrect financial, or engineering projections, compilations or reports; or (viii) a false statement by the Employee to obtain his or her position, in each case as determined by the Company in good faith and in its sole and absolute discretion.

(c)“Change in Control” means:

(i)A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company as of the Effective Date, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of paragraph (ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this paragraph (i), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change in Control.  This paragraph (i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction; or

(ii)A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this paragraph (ii), after the Effective Date, the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of paragraph (i) above; or

(iii)A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Any transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Internal Revenue Code and the regulations issued thereunder (“Section 409A”), shall not constitute a Change in Control.

For purposes of the definition of Change in Control, the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option.  In addition, for purposes of the definition of Change in Control alone, “Company” includes (x) the Company, (y) the entity for whom a the Employee performs the services for which the Restricted Stock are granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Stockholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Stockholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(d)“Disability” means as that the Employee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.  Notwithstanding the forgoing, all determinations of whether the Employee is Disabled shall be made in accordance with Section 409A and guidance thereunder.

(e)“Effective Date” means [____________].

(f)“Employer” means the Company and any successor to the Company.

(g)“Involuntary Termination” means the Employee’s “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h)) with the Employer by the Employer for any reason other than Cause at any time after the Effective Date and prior to the two-year anniversary of the Effective Date.

(h)“Retention Date” means the earliest to occur of (i) the date that is the two-year anniversary of the Effective Date, (ii) the date of an Involuntary Termination, or (iii) the date of the closing of a Transaction.

(i)“Transaction” means (i) a sale of the facility at which the Employee works, (ii) a sale of the business unit in which the Employee works (e.g., Climate control Business, Chemicals business or Engineered Products Business), or (iii) a Change in Control of the Company.

3.Retention Bonus Pay.

(a)Provided that the Employee (i) is continuously employed by the Employer for the period beginning on the Effective Date and ending on the Retention Date and (ii) executes and does not revoke the release described in Section 6 in the time permitted therein to do so, then the Employee shall be entitled to receive a single lump sum cash payment of [____________] (the “Retention Bonus”), payable to the Employee within 60 days following the Retention Date.  The provision of the benefits set forth in this Section 3(a) are subject to Sections 3(b), 3(c) and 3(d).

(b)In the event the Employee (i) incurs a separation from service with the Employer by reason of death or Disability prior to the Retention Date, and (ii) executes, or if applicable, Employee’s estate or legal representative executes, and does not revoke the release described in Section 6 in the time permitted therein to do so, then the Employee or Employee’s estate, as applicable, shall be entitled to receive a pro-rata portion of the Retention Bonus, with such pro-rata portion calculated by multiplying the value of the Retention Bonus by a fraction, the numerator of which is the number of days that have elapsed from the Grant Date through the date of such separation from service and the denominator of which shall be 730 (the “Pro-Rata Retention Bonus”).  The Pro-Rata Retention Bonus shall be paid to the Employee or the Employee’s estate, as applicable, within 60 days following the date of separation from service due to death or Disability.  The provision of the benefits set forth in this Section 3(b) are subject to Sections 3(c) and 3(d).

(c)In the event the Employee incurs a separation from service with the Employer for any reason other than death of Disability (as provided in Section 3(b)) prior to the Retention Date, no Retention Bonus shall be paid.

(d)The Employer shall withhold any and all taxes on the payment of the Retention Bonus as may be required by applicable law.

4.Overpayment.  If, due to mistake or any other reason, the Employee receives benefits under this Agreement in excess of what this Agreement provides, the Employee shall repay the overpayment to the Employer in a lump sum within 30 days of notice of the amount of overpayment.  If the Employee fails to so repay the overpayment, then without limiting any other remedies available to the Employer, the Employer may deduct the amount of the overpayment from any other benefits which become payable to the Employee by the Employer.

5.Set Off.  Notwithstanding anything in this Agreement to the contrary, the Retention Bonus payable under Section 3 of this Agreement shall be reduced by any amounts due to the Employer by the Employee or any property of the Employer retained by the Employee following termination of employment.

6.Release and Other Agreements.  Notwithstanding any other provision in this Agreement to the contrary, as consideration for receiving benefits under this Agreement, the Employee may be required to execute (and not revoke) a general release as may be reasonably requested by the Employer, pursuant to the procedures established by the Employer.  If the Employee fails to properly execute such release (or revokes such release), the Employee shall not receive any benefits under this Agreement.

7.Not a Contract of Employment.  This Agreement is not an employment contract for any definite period of time.  This Agreement shall have no effect whatsoever on the at-will employment relationship between the Employee and the Employer.  Nothing herein shall be deemed to give the Employee the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge the Employee at any time and for any reason, with or without cause or notice.  This Agreement is a bonus-retention plan and, as such, does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended.  This Agreement shall not give the Employee any security or other interest in any assets of the Employer; rather the Employee’s right to the Retention Bonus provided under this Agreement shall be those of a general unsecured creditor of the Employer.

8.Term.  This Agreement will expire on the earlier to occur of (a) the payment of all amounts due pursuant to this Agreement following the Retention Date, or (b) the Employee’s separation from service other than due to an Involuntary Termination.

9.Severability.  In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.Choice of Law.  This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Oklahoma, without reference to principles of conflict of laws, and, when applicable, the laws of the United States.

11.Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Employee relating to the Retention Bonus.  Any previous agreement with respect to this matter is superseded by this Agreement.  No term, provision or condition of this Agreement may be modified in any respect except by a writing executed by both of the parties hereto.  No person has any authority to make any representation or promise not set forth in this Agreement.  This Agreement has not been executed in reliance upon any representation or promise except those contained herein.

12.Acknowledgment of Terms.  The Employee acknowledges that he has carefully read this Agreement; that he has had the opportunity for review of it by an attorney of his choosing; that he fully understands its final and binding effect; that the only promises or representations made to him to sign this Agreement are those stated herein; and that he is signing this Agreement voluntarily.

13.Assignment.  The Employee may not assign his rights or obligations under this Agreement to any other.

14.Waiver Under Agreement.  The failure of the Employer or the Employee to enforce or require timely compliance with any term or provision of this Agreement shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall such a failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Agreement.

15.Successors.  This Agreement shall be binding upon the Company and its successors and assigns.  Except in the case of a merger or reorganization involving the Company with respect to which under applicable law the surviving corporation of such transaction will be obligated under this Agreement in the same manner and to the same extent as the Company would have been required if no such merger had taken place, the Company will require any successor (whether direct or indirect, by purchase or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

16.Attorneys’ Fees.  If any action is initiated to enforce this Agreement, each party shall bear its own costs and attorneys’ fees.

17.Headings.  The headings of the Sections herein are included solely for convenience.  If the headings and the text of this Agreement conflict, the text shall control.

18.Section 409A.  The Retention Bonus and the Pro-Rata Retention Bonus described herein are intended to be exempt from Section 409A pursuant to the exception thereunder for “short-term deferrals,” within the meaning of the Section 409A.

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EXECUTED on this ______ day of [____________], to be effective as of the Effective Date.

LSB INDUSTRIES, INC.

By:
[____________]

[____________]
Employee